Exhibit 99.1

TransDigm Group Reports Fiscal 2023 Fourth Quarter and Year-End Results, and Declares a Special Cash Dividend of $35.00 Per Share

Cleveland, Ohio, November 9, 2023/PRNewswire/ -- TransDigm Group Incorporated (NYSE: TDG), a leading global designer, producer and supplier of highly engineered aircraft components, today reported results for the fourth quarter ended September 30, 2023. The Company also announced that its Board of Directors has authorized a special cash dividend of $35.00 on each outstanding share of common stock and cash dividend equivalent payments under options granted under its stock options plans. The record date for the special dividend is November 20, 2023, and the payment date for the dividend is November 27, 2023.
Fourth quarter highlights include:
•Net sales of $1,852 million, up 23% from $1,510 million in the prior year's quarter;
•Income from continuing operations of $414 million, up 56% from the prior year's quarter;
•Earnings per share from continuing operations of $7.23, up 82% from the prior year's quarter;
•EBITDA As Defined of $963 million, up 28% from $752 million in the prior year's quarter;
•EBITDA As Defined margin of 52.0%; and
•Adjusted earnings per share of $8.03, up 46% from $5.50 in the prior year's quarter.

Fiscal 2023 highlights include:
•Net sales of $6,585 million, up 21% from $5,429 million in the prior fiscal year;
•Income from continuing operations of $1,299 million, up 50% from the prior fiscal year;
•Earnings per share from continuing operations of $22.03, up 65% from the prior fiscal year;
•EBITDA As Defined of $3,395 million, up 28% from $2,646 million in the prior fiscal year;
•EBITDA As Defined margin of 51.6%; and
•Adjusted earnings per share of $25.84, up 51% from $17.14 in the prior fiscal year.

Quarter-to-Date Results
Net sales for the quarter increased 22.6%, or $342 million, to $1,852 million from $1,510 million in the comparable quarter a year ago. Organic sales growth as a percentage of net sales was 18.5%.
Income from continuing operations for the quarter increased $148 million, or 55.6%, to $414 million from $266 million in the comparable quarter a year ago. The increase in income from continuing operations primarily reflects the increase in net sales described above, favorable sales mix and lower non-cash stock and deferred compensation expense. These favorable items contributing to the increase in income from continuing operations was partially offset by higher income tax expense, higher one-time refinancing costs and higher interest expense.

GAAP earnings per share in the prior year quarter were reduced by $0.70 per share as a result of dividend equivalent payments made in the fourth quarter related to the $18.50 per share dividend declared and paid in the quarter last year. No dividend equivalent payments were made during the fourth quarter of fiscal 2023. As a reminder, GAAP earnings per share are reduced when TransDigm makes dividend equivalent payments pursuant to the Company's stock option plans. These dividend equivalent payments are made during the Company's first fiscal quarter each year and also upon payment of any special dividends.
Adjusted net income for the quarter increased 47.0% to $460 million, or $8.03 per share, from $313 million, or $5.50 per share, in the comparable quarter a year ago.
EBITDA for the quarter increased 29.4% to $911 million from $704 million for the comparable quarter a year ago. EBITDA As Defined for the quarter increased 28.1% to $963 million compared with $752 million in the comparable quarter a year ago. EBITDA As Defined as a percentage of net sales for the quarter was 52.0% compared with 49.8% in the comparable quarter a year ago.
During the quarter, TransDigm successfully completed a private offering of $1,450 million of 6.875% Senior Secured Notes due December 15, 2030. TransDigm used the net proceeds from the offering, plus cash on hand, to redeem all of its $950 million of outstanding 6.375% Senior Subordinated Notes due 2026 and all of its $500 million of outstanding 6.875% Senior Subordinated Notes due 2026.
Acquisition Activity Subsequent to the Quarter
Subsequent to the quarter, and as previously announced on November 9, 2023, TransDigm has entered into a definitive agreement to acquire the Electron Device Business of Communications & Power Industries ("CPI"), a portfolio company of TJC, L.P., for approximately $1.385 billion in cash. CPI's Electron Device Business is a leading global manufacturer of electronic components and subsystems primarily serving the aerospace and defense market. Its products are highly engineered, proprietary components with significant aftermarket content and a strong presence across aerospace and defense platforms. The acquisition is expected to close by the end of TransDigm's third fiscal quarter of 2024, subject to regulatory approvals in the United States and United Kingdom and customary closing conditions.
Year-to-Date Results
Fiscal 2023 net sales increased 21.3%, or $1,156 million, to $6,585 million from $5,429 million in fiscal 2022. Organic sales growth as a percentage of net sales was 18.1%.
Fiscal 2023 income from continuing operations increased $433 million, or 50.0%, to $1,299 million from $866 million in fiscal 2022. The increase in income from continuing operations primarily reflects the increase in net sales described above and favorable sales mix. The increase was partially offset by a higher effective tax rate, higher interest expense and higher one-time refinancing costs.
GAAP earnings per share were reduced in fiscal 2023 and 2022 by $0.67 per share and $1.47 per share, respectively, as a result of dividend equivalent payments made during each year.
Fiscal 2023 adjusted net income increased 48.0% to $1,477 million, or $25.84 per share, from $998 million, or $17.14 per share, in fiscal 2022.
Fiscal 2023 EBITDA increased 28.2% to $3,148 million from $2,456 million in fiscal 2022. EBITDA As Defined for fiscal 2023 increased 28.3% to $3,395 compared with $2,646 in fiscal 2022. EBITDA As Defined as a percentage of net sales for fiscal 2023 was 51.6% compared with 48.7% in fiscal 2022.

"I am extremely pleased with our team's performance and the overall operating results for the fourth quarter and full year fiscal 2023," stated Kevin Stein, TransDigm Group's President and Chief Executive Officer. "Our diligent focus on our value drivers and cost structure along with the continued recovery of the commercial aftermarket drove a fiscal 2023 EBITDA As Defined margin of 51.6%, which was up almost three margin points from fiscal 2022. The strong fourth quarter fiscal 2023 performance resulted in surpassing our most recently issued fiscal 2023 EBITDA As Defined Margin guidance and meeting the high end of that revenue guidance. Revenues also sequentially improved in the fourth quarter for all three of our major market channels - commercial OEM, commercial aftermarket and defense.
Additionally, given the significant amount of cash currently available, our strong operating performance, outlook for steady cash generation and ongoing expectations, we believe that this is the appropriate time to declare and pay a special dividend, as we have done in the past. The payout of a special dividend of $35.00 per share will leave us with significant liquidity and financial flexibility to meet any likely range of capital requirements or other opportunities. As you know, we are continuously evaluating our capital allocation options and are pleased to return this amount of capital to our shareholders. We will have deployed over $2.7 billion of capital in under seven months including the Calspan acquisition that closed this past May and this dividend to be paid in late November.
We look forward to the opportunity to continue creating value for our shareholders as we move into our fiscal 2024."
Please see the attached tables for a reconciliation of income from continuing operations to EBITDA, EBITDA As Defined, and adjusted net income; a reconciliation of net cash provided by operating activities to EBITDA and EBITDA As Defined; and a reconciliation of earnings per share to adjusted earnings per share for the periods discussed in this press release.
Fiscal 2024 Outlook
Mr. Stein stated, “We are issuing full year fiscal 2024 guidance today, which reflects our current expectations for the year. We were very pleased to see the progression of the commercial aerospace market recovery in our fiscal 2023 and we expect the recovery to continue in our fiscal 2024. Trends remain favorable across all three of our market channels - commercial OEM, commercial aftermarket and defense.” This guidance excludes any impact from the pending acquisition of the Electron Device Business of CPI.
TransDigm expects fiscal 2024 financial guidance to be as follows:
•Net sales are anticipated to be in the range of $7,480 million to $7,680 million compared with $6,585 million in fiscal 2023;
•Net income from continuing operations is anticipated to be in the range of $1,641 million to $1,753 million compared with $1,299 million in fiscal 2023;
•Earnings per share from continuing operations is expected to be in the range of $26.61 to $28.55 per share based upon weighted average shares outstanding of 57.8 million shares compared with $22.03 per share in fiscal 2023;
•EBITDA As Defined is anticipated to be in the range of $3,870 million to $4,010 million compared with $3,395 million in fiscal 2023 (corresponding to an EBITDA As Defined margin guide of approximately 52.0% for fiscal 2024);
•Adjusted earnings per share is expected to be in the range of $31.00 to $32.94 per share compared with $25.84 per share in fiscal 2023; and

•Fiscal 2024 outlook is based on the following market growth assumptions:
◦Commercial OEM revenue growth around 20%;
◦Commercial aftermarket revenue growth in the mid-teens percentage range; and
◦Defense revenue growth in the mid to high-single-digit percentage range.
Please see the attached Table 6 for a reconciliation of EBITDA, EBITDA As Defined to net income and reported earnings per share to adjusted earnings per share guidance mid-point estimated for the fiscal year ending September 30, 2024.
Earnings Conference Call
TransDigm Group will host a conference call for investors and security analysts on November 9, 2023, beginning at 11:00 a.m., Eastern Time. To join the call telephonically, please register for the call at https://register.vevent.com/register/BI1ebb5609ef4f4510b054be7169ac0a70. Once registered, participants will receive the dial-in information and a unique pin to access the call. The dial-in information and unique pin will be sent to the email used to register for the call. The unique pin is exclusive to the registrant and can only be used by one person at a time. A live audio webcast of the call can also be accessed online at http://www.transdigm.com. A slide presentation will also be available for reference during the conference call; go to the investor relations page of our website and click on “Presentations.”

The call will be archived on the website and available for replay at approximately 2:00 p.m., Eastern Time.

About TransDigm Group
TransDigm Group, through its wholly-owned subsidiaries, is a leading global designer, producer and supplier of highly engineered aircraft components for use on nearly all commercial and military aircraft in service today. Major product offerings, substantially all of which are ultimately provided to end-users in the aerospace industry, include mechanical/electro-mechanical actuators and controls, ignition systems and engine technology, specialized pumps and valves, power conditioning devices, specialized AC/DC electric motors and generators, batteries and chargers, engineered latching and locking devices, engineered rods, engineered connectors and elastomer sealing solutions, databus and power controls, cockpit security components and systems, specialized and advanced cockpit displays, engineered audio, radio and antenna systems, specialized lavatory components, seat belts and safety restraints, engineered and customized interior surfaces and related components, advanced sensor products, switches and relay panels, thermal protection and insulation, lighting and control technology, parachutes, high performance hoists, winches and lifting devices, and cargo loading, handling and delivery systems and specialized flight, wind tunnel and jet engine testing services and equipment.
Non-GAAP Supplemental Information
EBITDA, EBITDA As Defined, EBITDA As Defined Margin, adjusted net income and adjusted earnings per share are non-GAAP financial measures presented in this press release as supplemental disclosures to net income and reported results. TransDigm Group defines EBITDA as earnings before interest, taxes, depreciation and amortization and defines EBITDA As Defined as EBITDA plus certain non-operating items recorded as corporate expenses, including non-cash compensation charges incurred in connection with TransDigm Group's stock incentive or deferred compensation plans, foreign currency gains and losses, acquisition-integration costs, acquisition and divestiture transaction-related expenses, and refinancing costs. Acquisition and divestiture-related costs represent accounting adjustments to inventory associated with acquisitions of businesses and product lines that were charged to cost of sales when the inventory was sold; costs incurred to integrate acquired businesses and product lines into the Company’s operations, facility relocation costs and other acquisition-related costs; transaction-related costs for both acquisitions and divestitures comprising deal fees; legal, financial and tax diligence expenses and valuation costs that are required to be expensed as incurred and other acquisition accounting adjustments. TransDigm Group defines adjusted net income as net income plus purchase accounting backlog amortization expense, effects from the sale on businesses, non-cash compensation charges incurred in connection with TransDigm Group's stock incentive or deferred compensation plans, foreign currency gains and losses, acquisition-integration costs, acquisition and divestiture transaction-related expenses, and refinancing costs. EBITDA As Defined Margin represents EBITDA As Defined as a percentage of net sales. TransDigm Group defines adjusted diluted earnings per share as adjusted net income divided by the total outstanding shares for basic and diluted earnings per share. For more information regarding the computation of EBITDA, EBITDA As Defined, adjusted net income and adjusted earnings per share, please see the attached financial tables.

TransDigm Group presents these non-GAAP financial measures because it believes that they are useful indicators of its operating performance. TransDigm Group believes that EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties to measure operating performance among companies with different capital structures, effective tax rates and tax attributes, capitalized asset values and employee compensation structures, all of which can vary substantially from company to company. In addition, analysts, rating agencies and others use EBITDA to evaluate a company’s ability to incur and service debt. EBITDA As Defined is used to measure TransDigm Inc.’s compliance with the financial covenant contained in its credit facility. TransDigm Group’s management also uses EBITDA As Defined to review and assess its operating performance, to prepare its annual budget and financial projections and to review and evaluate its management team in connection with employee incentive programs. Moreover, TransDigm Group’s management uses EBITDA As Defined to evaluate acquisitions and as a liquidity measure. In addition, TransDigm Group’s management uses adjusted net income as a measure of comparable operating performance between time periods and among companies as it is reflective of changes in pricing decisions, cost controls and other factors that affect operating performance.
None of EBITDA, EBITDA As Defined, EBITDA As Defined Margin, adjusted net income or adjusted earnings per share is a measurement of financial performance under U.S. GAAP and such financial measures should not be considered as an alternative to net income, operating income, earnings per share, cash flows from operating activities or other measures of performance determined in accordance with U.S. GAAP. In addition, TransDigm Group’s calculation of these non-GAAP financial measures may not be comparable to the calculation of similarly titled measures reported by other companies.
Although we use EBITDA and EBITDA As Defined as measures to assess the performance of our business and for the other purposes set forth above, the use of these non-GAAP financial measures as analytical tools has limitations, and you should not consider any of them in isolation, or as a substitute for analysis of our results of operations as reported in accordance with U.S. GAAP. Some of these limitations are:

•	neither EBITDA nor EBITDA As Defined reflects the significant interest expense, or the cash requirements, necessary to service interest payments on our indebtedness;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and neither EBITDA nor EBITDA As Defined reflects any cash requirements for such replacements;

•	the omission of the substantial amortization expense associated with our intangible assets further limits the usefulness of EBITDA and EBITDA As Defined;

•	neither EBITDA nor EBITDA As Defined includes the payment of taxes, which is a necessary element of our operations; and

•	EBITDA As Defined excludes the cash expense we have incurred to integrate acquired businesses into our operations, which is a necessary element of certain of our acquisitions.

Forward-Looking Statements
Statements in this press release that are not historical facts, including statements under the heading “Fiscal 2024 Outlook,” are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “may,” “will,” “should,” “expect,” “intend,” “plan,” “predict,” “anticipate,” “estimate,” or “continue” and other words and terms of similar meaning may identify forward-looking statements.
All forward-looking statements involve risks and uncertainties that could cause TransDigm Group’s actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, TransDigm Group. These risks and uncertainties include but are not limited to: the sensitivity of our business to the number of flight hours that our customers’ planes spend aloft and our customers’ profitability, both of which are affected by general economic conditions; supply chain constraints; increases in raw material costs, taxes and labor costs that cannot be recovered in product pricing; failure to complete or successfully integrate acquisitions; our indebtedness; current and future geopolitical or other worldwide events, including, without limitation, wars or conflicts and public health crises; cybersecurity threats; risks related to the transition or physical impacts of climate change and other natural disasters or meeting sustainability-related voluntary goals or regulatory requirements; our reliance on certain customers; the United States (“U.S.”) defense budget and risks associated with being a government supplier including government audits and investigations; failure to maintain government or industry approvals; risks related to changes in laws and regulations, including increases in compliance costs; potential environmental liabilities; liabilities arising in connection with litigation; risks and costs associated with our international sales and operations; and other factors. Further information regarding the important factors that could cause actual results to differ materially from projected results can be found in TransDigm Group’s most recent Annual Report on Form 10-K and other reports that TransDigm Group or its subsidiaries have filed with the Securities and Exchange Commission. Except as required by law, TransDigm Group undertakes no obligation to revise or update the forward-looking statements contained in this press release.

Contact:	Investor Relations
216-706-2945
ir@transdigm.com

TRANSDIGM GROUP INCORPORATED
CONSOLIDATED STATEMENTS OF INCOME
FOR THE THIRTEEN WEEK PERIODS AND FISCAL YEARS ENDED				Table 1
SEPTEMBER 30, 2023 AND SEPTEMBER 30, 2022
(Amounts in millions, except per share amounts)
(Unaudited)
	Thirteen Week Periods Ended		Fiscal Years Ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
NET SALES	$1,852	$1,510	$6,585	$5,429
COST OF SALES	761	625	2,743	2,330
GROSS PROFIT	1,091	885	3,842	3,099
SELLING AND ADMINISTRATIVE EXPENSES	202	210	780	748
AMORTIZATION OF INTANGIBLE ASSETS	33	34	139	136
INCOME FROM OPERATIONS	856	641	2,923	2,215
INTEREST EXPENSE—NET	292	277	1,164	1,076
REFINANCING COSTS	15	—	56	1
OTHER (INCOME) EXPENSE	—	3	(13)	18
GAIN ON SALE OF BUSINESSES—NET	—	(1)	—	(7)
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	549	362	1,716	1,127
INCOME TAX PROVISION	135	96	417	261
INCOME FROM CONTINUING OPERATIONS	414	266	1,299	866
INCOME FROM DISCONTINUED OPERATIONS, NET OF TAX	—	—	—	1
NET INCOME	414	266	1,299	867
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	—	—	(1)	(1)
NET INCOME ATTRIBUTABLE TO TD GROUP	$414	$266	$1,298	$866
NET INCOME APPLICABLE TO TD GROUP COMMON STOCKHOLDERS	$414	$226	$1,260	$780
Earnings per share attributable to TD Group common stockholders:
Earnings per share from continuing operations—basic and diluted	$7.23	$3.98	$22.03	$13.38
Earnings per share from discontinued operations—basic and diluted	—	—	—	0.02
Earnings per share	$7.23	$3.98	$22.03	$13.40
Cash dividends declared per common share	$—	$18.50	$—	$18.50
Weighted-average shares outstanding:
Basic and diluted	57.3	56.8	57.2	58.2

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION - RECONCILIATION OF EBITDA,
EBITDA AS DEFINED TO INCOME FROM CONTINUING OPERATIONS
FOR THE THIRTEEN WEEK PERIODS AND FISCAL YEARS ENDED				Table 2
SEPTEMBER 30, 2023 AND SEPTEMBER 30, 2022
(Amounts in millions, except per share amounts)
(Unaudited)
	Thirteen Week Periods Ended		Fiscal Years Ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Income from continuing operations	$414	$266	$1,299	$866
Adjustments:
Depreciation and amortization expense	69	65	268	253
Interest expense-net	292	277	1,164	1,076
Income tax provision	136	96	417	261
EBITDA	911	704	3,148	2,456
Adjustments:
Acquisition and divestiture transaction-related expenses and adjustments (1)	6	5	18	18
Non-cash stock and deferred compensation expense (2)	26	55	157	184
Refinancing costs (3)	15	—	56	1
Gain on sale of businesses-net (4)	—	(1)	—	(7)
Other, net (5)	5	(11)	16	(6)
Gross Adjustments to EBITDA	52	48	247	190
EBITDA As Defined	$963	$752	$3,395	$2,646
EBITDA As Defined, Margin (6)	52.0%	49.8%	51.6%	48.7%

(1)
Represents accounting adjustments to inventory associated with acquisitions of businesses and product lines that were charged to cost of sales when inventory was sold; costs incurred to integrate acquired businesses and product lines into TD Group’s operations, facility relocation costs and other acquisition-related costs; transaction-related costs for both acquisitions and divestitures comprising deal fees, legal, financial and tax due diligence expenses, and valuation costs that are required to be expensed as incurred.

(2)	Represents the compensation expense recognized by TD Group under our stock incentive plans and deferred compensation plans.

(3)	Represents costs expensed related to debt financing activities, including new issuances, extinguishments, refinancings and amendments to existing agreements.

(4)	Represents the net gain on sale of businesses.

(5)
Primarily represents foreign currency transaction (gains) or losses, payroll withholding taxes related to dividend equivalent payments and stock option exercises, deferred compensation payments, non-service related pension costs including the pension settlement (gain) loss for the Esterline Retirement Plan, and for fiscal 2022, proceeds received from a final working capital settlement for the ScioTeq and TREALITY divestiture.

(6)	The EBITDA As Defined margin represents the amount of EBITDA As Defined as a percentage of net sales.

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION - RECONCILIATION OF
REPORTED EARNINGS PER SHARE TO
ADJUSTED EARNINGS PER SHARE
FOR THE THIRTEEN WEEK PERIODS AND FISCAL YEARS ENDED				Table 3
SEPTEMBER 30, 2023 AND SEPTEMBER 30, 2022
(Amounts in millions, except per share amounts)
(Unaudited)
	Thirteen Week Periods Ended		Fiscal Years Ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Reported Earnings Per Share
Income from continuing operations	$414	$266	$1,299	$866
Less: Net income attributable to noncontrolling interests	—	—	(1)	(1)
Net income from continuing operations attributable to TD Group	414	266	1,298	865
Less: Dividends paid on participating securities	—	(40)	(38)	(86)
Income from discontinued operations, net of tax	—	—	—	1
Net income applicable to TD Group common stockholders—basic and diluted	$414	$226	$1,260	$780
Weighted-average shares outstanding under the two-class method
Weighted-average common shares outstanding	55.3	54.3	54.9	54.8
Vested options deemed participating securities	2.0	2.5	2.3	3.4
Total shares for basic and diluted earnings per share	57.3	56.8	57.2	58.2
Earnings per share from continuing operations—basic and diluted	$7.23	$3.98	$22.03	$13.38
Earnings per share from discontinued operations—basic and diluted	—	—	—	0.02
Earnings per share	$7.23	$3.98	$22.03	$13.40
Adjusted Earnings Per Share
Income from continuing operations	$414	$266	$1,299	$866
Gross Adjustments to EBITDA	52	48	247	190
Purchase accounting backlog amortization	—	1	4	7
Tax adjustment (1)	(6)	(2)	(73)	(65)
Adjusted net income	$460	$313	$1,477	$998
Adjusted diluted earnings per share under the two-class method	$8.03	$5.50	$25.84	$17.14
Diluted Earnings Per Share to Adjusted Earnings Per Share
Diluted earnings per share from continuing operations	$7.23	$3.98	$22.03	$13.38
Adjustments to diluted earnings per share:
Inclusion of the dividend equivalent payments	—	0.70	0.67	1.47
Acquisition and divestiture transaction-related expenses and adjustments	0.08	0.09	0.28	0.33
Non-cash stock and deferred compensation expense	0.35	0.73	2.07	2.37
Refinancing costs	0.20	—	0.74	0.01
Tax adjustment on income from continuing operations before taxes (1)	0.11	0.17	(0.18)	(0.28)
Gain on sale of businesses-net	—	(0.01)	—	(0.09)
Other, net	0.06	(0.16)	0.23	(0.05)
Adjusted earnings per share	$8.03	$5.50	$25.84	$17.14

(1)
For the thirteen week periods and fiscal years ended September 30, 2023 and 2022, the Tax adjustment represents the tax effect of the adjustments at the applicable effective tax rate, as well as the impact on the effective tax rate when excluding the excess tax benefits on stock option exercises. Stock compensation expense is excluded from adjusted net income and therefore we have excluded the impact that the excess tax benefits on stock option exercises have on the effective tax rate for determining adjusted net income.

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION - RECONCILIATION OF NET CASH
PROVIDED BY OPERATING ACTIVITIES TO EBITDA,
EBITDA AS DEFINED
FOR THE FISCAL YEARS ENDED		Table 4
SEPTEMBER 30, 2023 AND SEPTEMBER 30, 2022
(Amounts in millions)
(Unaudited)
	Fiscal Years Ended
	September 30, 2023	September 30, 2022
Net cash provided by operating activities	$1,375	$948
Adjustments:
Changes in assets and liabilities, net of effects from acquisitions of businesses	415	288
Interest expense-net (1)	1,123	1,076
Income tax provision - current	414	283
Loss contract amortization	34	39
Non-cash stock and deferred compensation expense (2)	(157)	(184)
Refinancing costs (3)	(56)	(1)
Gain on sale of businesses-net (4)	—	7
EBITDA	3,148	2,456
Adjustments:
Acquisition and divestiture transaction-related expenses and adjustments (5)	18	18
Non-cash stock and deferred compensation expense (2)	157	184
Refinancing costs (3)	56	1
Gain on sale of businesses-net (4)	—	(7)
Other, net (6)	16	(6)
EBITDA As Defined	$3,395	$2,646

(1)	Represents interest expense excluding the amortization of debt issuance costs and premium and discount on debt.

(2)	Represents the compensation expense recognized by TD Group under our stock incentive plans and deferred compensation plans.

(3)	Represents costs expensed related to debt financing activities, including new issuances, extinguishments, refinancings and amendments to existing agreements.

(4)	Represents the net gain on sale of businesses.

(5)
Represents accounting adjustments to inventory associated with acquisitions of businesses and product lines that were charged to cost of sales when inventory was sold; costs incurred to integrate acquired businesses and product lines into TD Group’s operations, facility relocation costs and other acquisition-related costs; transaction-related costs for both acquisitions and divestitures comprising deal fees, legal, financial and tax due diligence expenses, and valuation costs that are required to be expensed as incurred.

(6)
Primarily represents foreign currency transaction (gains) or losses, payroll withholding taxes related to dividend equivalent payments and stock option exercises, deferred compensation payments, non-service related pension costs including the pension settlement (gain) loss for the Esterline Retirement Plan, and for fiscal 2022, proceeds received from a final working capital settlement for the ScioTeq and TREALITY divestiture.

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION - BALANCE SHEET DATA		Table 5
(Amounts in millions)
(Unaudited)
	September 30, 2023	September 30, 2022
Cash and cash equivalents	$3,472	$3,001
Trade accounts receivable—Net	1,230	967
Inventories—Net	1,616	1,332
Current portion of long-term debt	71	76
Short-term borrowings—trade receivable securitization facility	349	350
Accounts payable	305	279
Accrued and other current liabilities	854	721
Long-term debt	19,330	19,369
Total TD Group stockholders’ deficit	(1,984)	(3,773)

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION - RECONCILIATION OF EBITDA,
EBITDA AS DEFINED TO NET INCOME AND REPORTED EARNINGS
PER SHARE TO ADJUSTED EARNINGS PER SHARE GUIDANCE MID-POINT
FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2024	Table 6
(Amounts in millions, except per share amounts)
(Unaudited)
GUIDANCE MID-POINT
Fiscal Year Ended September 30, 2024
Net Income	$1,697
Adjustments:
Depreciation and amortization expense	292
Interest expense - net	1,250
Income tax provision - current	507
EBITDA	3,746
Adjustments:
Acquisition transaction-related expenses and adjustments (1)	20
Non-cash stock and deferred compensation expense (1)	185
Refinancing costs (1)	—
Other, net (1)	(11)
Gross Adjustments to EBITDA	194
EBITDA As Defined	$3,940
EBITDA As Defined, Margin (1)	52.0%

Earnings per share	$27.58
Adjustments to earnings per share:
Inclusion of the dividend equivalent payments	1.77
Non-cash stock and deferred compensation expense	2.48
Acquisition related expenses and adjustments	0.29
Refinancing costs	—
Other, net	(0.15)
Adjusted earnings per share	$31.97

Weighted-average shares outstanding	57.8

(1)	Refer to Table 2 above for definitions of Non-GAAP measurement adjustments.